Exhibit 99.1

Company Investor/Media Contact:

DJO Incorporated

Mark Francois, Director of Investor Relations

(760) 734-4766

mark.francois@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ACQUIRES MANUFACTURER OF COMPRESSION

THERAPY PRODUCTS, ELASTIC THERAPY, INC.

- Acquisition Strengthens DJO’s Global Vascular Therapy Franchise -

SAN DIEGO, CA, January 5, 2011 — DJO Incorporated (“DJO” or the “Company”), a global provider of medical device solutions for musculoskeletal health, vascular health and pain management, today announced the acquisition of Elastic Therapy, Inc. (ETI). The acquisition closed yesterday, January 4, 2011.

Based in Asheboro, North Carolina, ETI is a designer and manufacturer of private label medical compression therapy products used to treat and prevent a wide range of venous disorders.  Products include anti-embolism stockings, sheer products, surgical weight stockings and a variety of compression socks, all across multiple compression levels.  ETI’s high-quality products and customer service have enabled the company to establish longstanding relationships with customers that include many large recognizable branded companies in the medical compression sector.  ETI’s products are distributed by its customers through a variety of channels in both U.S. and international markets.

For the year ended December 31, 2010, ETI’s preliminary unaudited net revenue was approximately $26 million. Financial terms of the acquisition have not yet been disclosed; however, DJO said it financed the acquisition with a draw on its available revolving line-of-credit. On a pro forma basis, taking the acquisition into consideration, DJO said it does not expect any material change in its ratios of total debt or senior secured debt to pro forma consolidated EBITDA.

“The acquisition of ETI is an excellent strategic fit for DJO and our growing vascular franchise world wide,” said Les Cross, president and chief executive officer.  “We strengthened our vascular franchise in 2010 with the launch of VenaFlow Elite, a new product with proven technology that reduces the incidence of hospital-based post-surgical Deep Vein Thrombosis (DVT) in non-

ambulatory patients.  DVT is an enormous health threat, and if not prevented, can develop into a pulmonary embolism (PE), which has been cited as the number one cause of unexpected death and the most common preventable cause of hospital death. The acquisition of ETI complements DJO’s hospital-based DVT prevention system with a wide range of other non-ambulatory and ambulatory compression garments to help patients maintain sufficient circulation after surgery to prevent DVT and PE from occurring.  Outside of the hospital, ETI’s broad range of compression therapy products addresses the need for general vascular health in many medical and non-medical markets. The combination of DJO and ETI will also benefit from complementary distribution. For the most part, ETI’s current customers do not distribute into the same channels as DJO, making the professional medical market for compression therapy garments an attractive opportunity for DJO that will generally not compete with ETI’s current customer base. We look forward to working with these important customers to continue to support their growth.

“While ETI is perhaps the largest manufacturer of private label medical compression therapy products, it has a small share today of the estimated $1.5 billion global medical compression products wholesale market, and we are excited about the many growth opportunities that DJO plans to help ETI achieve, both to further penetrate these existing markets and to develop new products in non-traditional areas.  Numerous medical studies have proven the effectiveness of compression products in treating a wide range of venous diseases and other health related problems. Venous disorders are increasingly prevalent given the aging of the population and the increasing rate of obesity. As people increasingly take greater responsibility for managing their health, compression products should play a greater daily role in reducing leg pain and swelling and preventing other more serious venous medical conditions. Additionally, compression legwear can be very helpful for individuals who spend all day on their feet and are susceptible to tired and achy legs, while it can also function as a preventive measure against DVT for airline travelers.

“As evidenced by the size of the global compression therapy markets, the addition of static compression products to the DJO product line has been a high priority for our international teams for several years. DJO’s channels of distribution in most developed international markets are very well positioned to add the ETI range of products and we view this as a significant growth opportunity moving forward.

“New niche markets also continue to emerge that leverage compression therapy products in innovative ways and expand the opportunities for DJO.  For example, compression therapy products have crossed over to the athletic market and numerous professional and amateur athletes regularly use compression products to improve performance by increasing blood flow while simultaneously reducing the risk of injury and accelerating muscle recovery time through enhanced clearing of lactic acid in the muscles. With DJO’s core competency in serving the athletic training market, we are very excited about potential synergies in this area.

“Beyond the strategic fit, ETI’s operating culture also fits very well with DJO.  The company has an impressive record of accomplishment in product innovation with its customers and exemplary customer service spanning two decades, creating very strong long-term relationships with customers across U.S. and international markets.  ETI’s management team has also initiated the process of incorporating lean manufacturing concepts into ETI’s manufacturing processes and has continually invested in new technology and state-of-the-art, computer-controlled production machines to drive its highly technical knitting process.  We view ETI’s fully-integrated 115,000 square foot facility in Asheboro, NC as an important addition to our global manufacturing footprint and we welcome the ETI management and employee teams as valuable additions to our global DJO team. We look forward to assisting the ETI team in accelerating their implementation of lean manufacturing concepts, which should result in increasing capacity at the Asheboro facility to support future DJO growth opportunities.”

About DJO Incorporated

DJO is a leading global developer, manufacturer and distributor of high-quality medical devices that provide solutions for musculoskeletal health, vascular health and pain management. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease. Our products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular systems, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO’s products are marketed under the brands Aircast®, DonJoy®, ProCare®, CMF™, Empi®, Saunders®, Chattanooga, DJO Surgical, Compex®, Cefar®-Compex® and Ormed®. ReAble Therapeutics, Inc. acquired DJO Incorporated in a transaction completed on November 20, 2007 (the “DJO Merger”). Following completion of the DJO Merger, ReAble changed its name to DJO Incorporated. DJO uses its website as a channel of distribution of material Company information. Financial and other material information regarding the Company is routinely posted and accessible at www.DJOglobal.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to, among other things, the Company’s expectations for revenue growth opportunities provided by the acquisition of ETI’s product lines and potential expansions thereof, increasing capacity at ETI’s Asheboro facility and the expected impact the acquisition will have on the Company’s total leverage and senior secured leverage. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to the successful integration of ETI into the Company’s overall operational structure, the successful execution of the Company’s business strategies relative to the ETI business, the successful execution of the Company’s sales strategies related to the ETI product line, the successful retention of ETI’s principal customers, the expected profitability of the ETI business and the expected results from the implementation of lean manufacturing concepts in the ETI facility in Asheboro, NC. Other risk factors related to DJO are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended October 2, 2010, filed on March 5, 2010 and November 5, 2010, respectively, with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.